Exhibit 99.1
IBM RELEASES SECOND-QUARTER RESULTS
Accelerated revenue growth led by Software; Raises full-year free cash flow expectation

ARMONK, N.Y., July 24, 2024 . . . IBM (NYSE: IBM) today announced second-quarter 2024 earnings results.
“We had a strong second quarter, exceeding our expectations, driven by growth in both revenue and free cash flow. We continue to see that clients turn to IBM for our technology and our expertise in enterprise AI, and our book of business for generative AI has grown to more than two billion dollars since the launch of watsonx one year ago," said Arvind Krishna, IBM chairman and chief executive officer. "Given our first-half results, we are raising our full-year view of free cash flow, which we now expect to be more than $12 billion.”
Second-Quarter Highlights
•Revenue
–Revenue of $15.8 billion, up 2 percent, up 4 percent at constant currency
–Software revenue up 7 percent, up 8 percent at constant currency
–Consulting revenue down 1 percent, up 2 percent at constant currency
–Infrastructure revenue up 1 percent, up 3 percent at constant currency
•Profit Margin
–Gross Profit Margin: GAAP: 56.8 percent, up 180 basis points; Operating (Non-GAAP): 57.8 percent, up 190 basis points
–Pre-Tax Income Margin: GAAP: 14.1 percent, up 110 basis points; Operating (Non-GAAP): 17.7 percent, up 220 basis points
•Cash Flow
–Year to date, net cash from operating activities of $6.2 billion, down $0.2 billion; free cash flow of $4.5 billion, up $1.1 billion
–Over the last twelve months, net cash from operating activities of $13.8 billion; free cash flow of $12.3 billion

	SECOND QUARTER 2024 INCOME STATEMENT SUMMARY
	Revenue		Gross Profit	Gross Profit Margin		Pre-tax Income	Pre-tax Income Margin		Net Income	Diluted Earnings Per Share
GAAP from Continuing Operations	$15.8B		$8.9B	56.8%		$2.2B	14.1%		$1.8B	$1.96
Year/Year	2	%(1)	5%	1.8	Pts	11%	1.1	Pts	16%	14%
Operating (Non-GAAP)			$9.1B	57.8%		$2.8B	17.7%		$2.3B	$2.43
Year/Year			5%	1.9	Pts	17%	2.2	Pts	14%	11%
(1) 4% at constant currency.

“In the quarter, we accelerated our revenue growth as we continue to execute well on our strategy. Our business fundamentals, operating leverage, product mix and productivity initiatives all contributed to significant margin expansion and increased profit and free cash flow," said James Kavanaugh, IBM senior vice president and chief financial officer. "Our strong cash generation enables us to continue investing in innovation and expertise across the portfolio, while returning value to shareholders through dividends.”

Segment Results for Second Quarter
•Software — revenues of $6.7 billion, up 7.1 percent, up 8.4 percent at constant currency:
–Hybrid Platform & Solutions up 5 percent, up 6 percent at constant currency:
•Red Hat up 7 percent, up 8 percent at constant currency
•Automation up 15 percent, up 16 percent at constant currency
•Data & AI down 3 percent, down 2 percent at constant currency
•Security up 2 percent, up 3 percent at constant currency
–Transaction Processing up 11 percent, up 13 percent at constant currency

•Consulting — revenues of $5.2 billion, down 0.9 percent, up 1.8 percent at constant currency:
–Business Transformation up 3 percent, up 6 percent at constant currency
–Technology Consulting down 3 percent, up 1 percent at constant currency
–Application Operations down 4 percent, down 2 percent at constant currency

•Infrastructure — revenues of $3.6 billion, up 0.7 percent, up 2.7 percent at constant currency:
–Hybrid Infrastructure up 4 percent, up 6 percent at constant currency
•IBM Z up 6 percent, up 8 percent at constant currency
•Distributed Infrastructure up 3 percent, up 5 percent at constant currency
–Infrastructure Support down 5 percent, down 3 percent at constant currency

•Financing — revenues of $0.2 billion, down 8.3 percent, down 6.6 percent at constant currency
Cash Flow and Balance Sheet
In the second quarter, the company generated net cash from operating activities of $2.1 billion, down $0.6 billion year to year. IBM’s free cash flow was $2.6 billion, up $0.5 billion year to year. The company returned $1.5 billion to shareholders in dividends in the second quarter.
For the first six months of the year, the company generated net cash from operating activities of $6.2 billion, down $0.2 billion year to year. IBM's free cash flow was $4.5 billion, up $1.1 billion year to year. Over the last twelve months, the company generated net cash from operating activities of $13.8 billion and free cash flow of $12.3 billion.
IBM ended the second quarter with $16.0 billion of cash, restricted cash and marketable securities, up $2.5 billion from year-end 2023. Debt, including IBM Financing debt of $11.1 billion, totaled $56.5 billion, flat year to date.
Full-Year 2024 Expectations
•Revenue: The company continues to expect constant currency revenue growth consistent with its mid-single digit model. At current foreign exchange rates, currency is expected to be about a one to two-point headwind to revenue growth
•Free cash flow: The company now expects more than $12 billion in free cash flow
Forward-Looking and Cautionary Statements
Except for the historical information and discussions contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the company’s current assumptions regarding future business and financial performance. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including, but not limited to, the following: a downturn in economic environment and client spending budgets; a failure of the company’s innovation initiatives; damage to the company’s reputation; risks from investing in growth opportunities; failure of the company’s intellectual property portfolio to prevent competitive offerings and the failure of the company to obtain necessary licenses; the company’s ability to successfully manage acquisitions, alliances and dispositions, including integration challenges, failure to achieve objectives, the assumption of liabilities and higher debt levels; fluctuations in financial results; impact of local legal, economic, political, health and other conditions; the company’s failure to meet growth and productivity objectives; ineffective internal controls; the company’s use of accounting estimates; impairment of the company’s goodwill or amortizable intangible assets; the company’s ability to attract and retain key employees and its reliance on critical skills; impacts of relationships with critical suppliers; product quality issues; impacts of business with government clients; reliance on third party distribution channels and ecosystems; cybersecurity and data privacy considerations; adverse effects related to climate change and environmental matters; tax matters; legal proceedings and investigatory risks; the company’s pension plans; currency fluctuations and customer financing risks; impact of changes in market liquidity conditions and customer credit risk on receivables; potential failure of the separation of Kyndryl Holdings, Inc. to qualify for tax-free treatment; risk factors related to IBM securities; and other risks, uncertainties and factors discussed in the company’s Form 10-Qs, Form 10-K and in the company’s other filings with the U.S. Securities and Exchange Commission or in materials incorporated therein by reference.
Statements in this communication regarding the strategic acquisition that are forward-looking may include projections as to closing date for the transaction, the extent of, and the time necessary to obtain, the regulatory approvals required for the transaction, the anticipated benefits of the transaction, the impact of the transaction on IBM’s business, the synergies from the transaction, and the combined company’s future operating results.
Any forward-looking statement in this release speaks only as of the date on which it is made. Except as required by law, the company assumes no obligation to update or revise any forward-looking statements.
Presentation of Information in this Press Release
In an effort to provide investors with additional information regarding the company’s results as determined by generally accepted accounting principles (GAAP), the company has also disclosed in this press release the following non-GAAP information, which management believes provides useful information to investors:
IBM results —
•adjusting for currency (i.e., at constant currency);
•presenting operating (non-GAAP) earnings per share amounts and related income statement items;
•free cash flow;
•net cash from operating activities excluding IBM Financing receivables;
•adjusted EBITDA.
The rationale for management’s use of these non-GAAP measures is included in Exhibit 99.2 in the Form 8-K that includes this press release and is being submitted today to the SEC.
For generative AI, book of business includes Software transactional revenue, SaaS Annual Contract Value and Consulting signings.

Conference Call and Webcast
IBM’s regular quarterly earnings conference call is scheduled to begin at 5:00 p.m. ET, today. The Webcast may be accessed via a link at https://www.ibm.com/investor/events/earnings-2q24. Presentation charts will be available shortly before the Webcast.
Financial Results Below (certain amounts may not add due to use of rounded numbers; percentages presented are calculated from the underlying whole-dollar amounts).

Contact:	IBM
Sarah Meron, 347-891-1770
sarah.meron@ibm.com

Tim Davidson, 914-844-7847
tfdavids@us.ibm.com

INTERNATIONAL BUSINESS MACHINES CORPORATION
COMPARATIVE FINANCIAL RESULTS
(Unaudited; Dollars in millions except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023 (1)	2024	2023 (1)
REVENUE BY SEGMENT
Software	$6,739	$6,294	$12,637	$11,885
Consulting	5,179	5,226	10,365	10,423
Infrastructure	3,645	3,618	6,721	6,716
Financing	169	185	362	380
Other	38	152	146	321
TOTAL REVENUE	15,770	15,475	30,231	29,727

GROSS PROFIT	8,950	8,501	16,692	16,010

GROSS PROFIT MARGIN
Software	83.6%	82.1%	83.0%	82.3%
Consulting	26.3%	25.9%	25.8%	25.7%
Infrastructure	56.5%	56.0%	55.4%	54.1%
Financing	48.9%	49.2%	48.7%	46.5%

TOTAL GROSS PROFIT MARGIN	56.8%	54.9%	55.2%	53.9%

EXPENSE AND OTHER INCOME
S,G&A	4,938	4,900	9,912	9,754
R,D&E	1,840	1,687	3,637	3,342
Intellectual property and custom development income	(241)	(248)	(458)	(428)
Other (income) and expense	(233)	(261)	(550)	(506)
Interest expense	427	423	859	790
TOTAL EXPENSE AND OTHER INCOME	6,730	6,501	13,399	12,952

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	2,219	2,000	3,293	3,058
Pre-tax margin	14.1%	12.9%	10.9%	10.3%
Provision for/(Benefit from) income taxes	389	419	(112)	543
Effective tax rate	17.5%	21.0%	(3.4)%	17.8%

INCOME FROM CONTINUING OPERATIONS	$1,830	$1,581	$3,405	$2,515

DISCONTINUED OPERATIONS
Income/(loss) from discontinued operations, net of taxes	4	2	34	(4)

NET INCOME	$1,834	$1,583	$3,439	$2,511

EARNINGS/(LOSS) PER SHARE OF COMMON STOCK
Assuming Dilution
Continuing Operations	$1.96	$1.72	$3.65	$2.74
Discontinued Operations	$0.00	$0.00	$0.04	$0.00
TOTAL	$1.96	$1.72	$3.68	$2.73

Basic
Continuing Operations	$1.99	$1.74	$3.71	$2.77
Discontinued Operations	$0.00	$0.00	$0.04	$0.00
TOTAL	$1.99	$1.74	$3.74	$2.76

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING (M’s)
Assuming Dilution	934.4	919.5	933.9	918.6
Basic	920.3	909.9	918.7	908.7

(1) Recast to reflect January 2024 segment changes.

INTERNATIONAL BUSINESS MACHINES CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEET
(Unaudited)

(Dollars in Millions)	At June 30, 2024	At December 31, 2023
ASSETS:
Current Assets:
Cash and cash equivalents	$12,210	$13,068
Restricted cash	2,268	21
Marketable securities	1,481	373
Notes and accounts receivable - trade, net	5,769	7,214
Short-term financing receivables, net	5,799	6,793
Other accounts receivable, net	757	640
Inventories	1,234	1,161
Deferred costs	997	998
Prepaid expenses and other current assets	2,784	2,639
Total Current Assets	33,299	32,908

Property, plant and equipment, net	5,600	5,501
Operating right-of-use assets, net	3,130	3,220
Long-term financing receivables, net	5,483	5,766
Prepaid pension assets	7,630	7,506
Deferred costs	820	842
Deferred taxes	6,378	6,656
Goodwill	59,416	60,178
Intangibles, net	10,251	11,036
Investments and sundry assets	1,840	1,626
Total Assets	$133,848	$135,241

LIABILITIES:
Current Liabilities:
Taxes	$1,691	$2,270
Short-term debt	3,602	6,426
Accounts payable	3,631	4,132
Deferred income	13,643	13,451
Operating lease liabilities	762	820
Other liabilities	6,319	7,022
Total Current Liabilities	29,648	34,122

Long-term debt	52,929	50,121
Retirement related obligations	10,200	10,808
Deferred income	3,489	3,533
Operating lease liabilities	2,546	2,568
Other liabilities	10,932	11,475
Total Liabilities	109,745	112,628

EQUITY:
IBM Stockholders’ Equity:
Common stock	60,501	59,643
Retained earnings	151,659	151,276
Treasury stock — at cost	(169,815)	(169,624)
Accumulated other comprehensive income/(loss)	(18,319)	(18,761)
Total IBM Stockholders’ Equity	24,026	22,533

Noncontrolling interests	77	80
Total Equity	24,103	22,613

Total Liabilities and Equity	$133,848	$135,241

INTERNATIONAL BUSINESS MACHINES CORPORATION
CASH FLOW ANALYSIS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,		Trailing Twelve Months Ended June 30,
(Dollars in Millions)	2024	2023	2024	2023	2024
Net Cash from Operations per GAAP	$2,066	$2,638	$6,234	$6,412	$13,752

Less: change in IBM Financing receivables	(946)	50	951	2,028	156
Capital Expenditures, net	(399)	(487)	(761)	(944)	(1,305)

Free Cash Flow	2,612	2,101	4,522	3,441	12,292

Acquisitions	(153)	(334)	(235)	(356)	(4,961)
Divestitures	—	6	703	6	693
Dividends	(1,537)	(1,510)	(3,058)	(3,007)	(6,092)
Non-Financing Debt	(4,168)	(1,178)	1,076	8,514	(1,892)
Other (includes IBM Financing net receivables and debt)	(73)	(347)	(510)	(1,109)	(410)

Change in Cash, Cash Equivalents, Restricted Cash and Short-term Marketable Securities	$(3,318)	$(1,263)	$2,497	$7,489	$(370)

INTERNATIONAL BUSINESS MACHINES CORPORATION
CASH FLOW
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in Millions)	2024	2023	2024	2023
Net Income from Operations	$1,834	$1,583	$3,439	$2,511
Depreciation/Amortization of Intangibles (1)	1,155	1,076	2,287	2,150
Stock-based Compensation	316	288	636	556
Operating assets and liabilities/Other, net (2)	(293)	(359)	(1,079)	(832)
IBM Financing A/R	(946)	50	951	2,028
Net Cash Provided by Operating Activities	$2,066	$2,638	$6,234	$6,412

Capital Expenditures, net of payments & proceeds	(399)	(487)	(761)	(944)
Divestitures, net of cash transferred	-	6	703	6
Acquisitions, net of cash acquired	(153)	(334)	(235)	(356)
Marketable Securities / Other Investments, net	2,791	822	(1,679)	(6,659)
Net Cash Provided by/(Used in) Investing Activities	$2,239	$7	$(1,971)	$(7,953)

Debt, net of payments & proceeds	(2,900)	(1,135)	481	6,169
Dividends	(1,537)	(1,510)	(3,058)	(3,007)
Financing - Other	(78)	(86)	(61)	(185)
Net Cash Provided by/(Used in) Financing Activities	$(4,515)	$(2,731)	$(2,638)	$2,978

Effect of Exchange Rate changes on Cash	(76)	(25)	(236)	(1)
Net Change in Cash, Cash Equivalents and Restricted Cash	$(287)	$(110)	$1,389	$1,436

(1) Includes operating lease right-of-use assets amortization.
(2) Includes the reduction of tax reserves.

INTERNATIONAL BUSINESS MACHINES CORPORATION
GAAP NET INCOME TO ADJUSTED EBITDA RECONCILIATION
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
(Dollars in Billions)	2024	2023	Yr/Yr	2024	2023	Yr/Yr
Net Income as reported (GAAP)	$1.8	$1.6	$0.3	$3.4	$2.5	$0.9
Less: Income/(loss) from discontinued operations, net of tax	0.0	0.0	0.0	0.0	0.0	0.0
Income from continuing operations	1.8	1.6	0.2	3.4	2.5	0.9
Provision for/(Benefit from) income taxes from continuing ops.	0.4	0.4	0.0	(0.1)	0.5	(0.7)
Pre-tax income from continuing operations (GAAP)	2.2	2.0	0.2	3.3	3.1	0.2
Non-operating adjustments (before tax)
Acquisition-related charges (1)	0.5	0.4	0.1	1.0	0.8	0.2
Non-operating retirement-related costs/(income)	0.1	0.0	0.1	0.2	0.0	0.2

Operating (non-GAAP) pre-tax income from continuing ops.	2.8	2.4	0.4	4.4	3.8	0.6

Net interest expense	0.2	0.2	0.0	0.4	0.4	0.0
Depreciation/Amortization of non-acquired intangible assets	0.7	0.7	0.0	1.4	1.4	0.0
Stock-based compensation	0.3	0.3	0.0	0.6	0.6	0.1
Workforce rebalancing charges	0.0	0.1	(0.1)	0.4	0.4	0.0
Corporate (gains) and charges (2)	0.0	0.0	0.0	(0.2)	0.0	(0.2)

Adjusted EBITDA	$4.0	$3.7	$0.4	$7.1	$6.5	$0.5

(1) Primarily consists of amortization of acquired intangible assets.
(2) Corporate (gains) and charges primarily consists of unique corporate actions such as gains on divestitures.

INTERNATIONAL BUSINESS MACHINES CORPORATION
SEGMENT DATA
(Unaudited)

	Three Months Ended June 30, 2024

(Dollars in Millions)	Software	Consulting	Infrastructure	Financing
Revenue	$6,739	$5,179	$3,645	$169
Segment Profit	$2,113	$463	$654	$77
Segment Profit Margin	31.3%	8.9%	17.9%	45.3%
Change YTY Revenue	7.1%	(0.9)%	0.7%	(8.3)%
Change YTY Revenue - Constant Currency	8.4%	1.8%	2.7%	(6.6)%

	Three Months Ended June 30, 2023 (1)

(Dollars in Millions)	Software	Consulting	Infrastructure	Financing
Revenue	$6,294	$5,226	$3,618	$185
Segment Profit	$1,749	$483	$732	$64
Segment Profit Margin	27.8%	9.2%	20.2%	34.8%

(1) Recast to reflect January 2024 segment changes.

	Six Months Ended June 30, 2024

(Dollars in Millions)	Software	Consulting	Infrastructure	Financing
Revenue	$12,637	$10,365	$6,721	$362
Segment Profit	$3,612	$888	$965	$168
Segment Profit Margin	28.6%	8.6%	14.4%	46.5%
Change YTY Revenue	6.3%	(0.6)%	0.1%	(4.9)%
Change YTY Revenue - Constant Currency	7.2%	1.8%	1.5%	(4.0)%

	Six Months Ended June 30, 2023 (1)

(Dollars in Millions)	Software	Consulting	Infrastructure	Financing
Revenue	$11,885	$10,423	$6,716	$380
Segment Profit	$3,128	$910	$1,039	$164
Segment Profit Margin	26.3%	8.7%	15.5%	43.2%

(1) Recast to reflect January 2004 segment changes.

INTERNATIONAL BUSINESS MACHINES CORPORATION
U.S. GAAP TO OPERATING (Non-GAAP) RESULTS RECONCILIATION
(Unaudited; Dollars in millions except per share amounts)

	Three Months Ended June 30, 2024
	Continuing Operations
	GAAP	Acquisition- Related Adjustments (1)		Retirement- Related Adjustments (2)		Tax Reform Impacts		Operating (Non-GAAP)
Gross Profit	$8,950	$170		$—		$—		$9,120
Gross Profit Margin	56.8%	1.1	pts	—	pts	—	pts	57.8%
S,G&A	$4,938	$(286)		$—		$—		$4,651
Other (Income) & Expense	(233)	(18)		(98)		—		(349)
Total Expense & Other (Income)	6,730	(304)		(98)		—		6,328
Pre-tax Income from Continuing Operations	2,219	474		98		—		2,792
Pre-tax Income Margin from Continuing Operations	14.1%	3.0	pts	0.6	pts	—	pts	17.7%
Provision for/(Benefit from) Income Taxes (3)	$389	$113		$26		$(12)		$516
Effective Tax Rate	17.5%	1.1	pts	0.3	pts	(0.4)	pts	18.5%
Income from Continuing Operations	$1,830	$362		$72		$12		$2,275
Income Margin from Continuing Operations	11.6%	2.3	pts	0.5	pts	0.1	pts	14.4%
Diluted Earnings Per Share: Continuing Operations	$1.96	$0.39		$0.08		$0.01		$2.43

	Three Months Ended June 30, 2023
	Continuing Operations
	GAAP	Acquisition- Related Adjustments (1)		Retirement- Related Adjustments (2)		Tax Reform Impacts		Operating (Non-GAAP)
Gross Profit	$8,501	$150		$—		$—		$8,650
Gross Profit Margin	54.9%	1.0	pts	—	pts	—	pts	55.9%
S,G&A	$4,900	$(245)		$—		$—		$4,655
Other (Income) & Expense	(261)	0		(1)		—		(262)
Total Expense & Other (Income)	6,501	(246)		(1)		—		6,254
Pre-tax Income from Continuing Operations	2,000	395		1		—		2,396
Pre-tax Income Margin from Continuing Operations	12.9%	2.6	pts	0.0	pts	—	pts	15.5%
Provision for/(Benefit from) Income Taxes (3)	$419	$87		$(3)		$(110)		$393
Effective Tax Rate	21.0%	0.2	pts	(0.2)	pts	(4.6)	pts	16.4%
Income from Continuing Operations	$1,581	$308		$5		$110		$2,003
Income Margin from Continuing Operations	10.2%	2.0	pts	0.0	pts	0.7	pts	12.9%
Diluted Earnings Per Share: Continuing Operations	$1.72	$0.34		$0.00		$0.12		$2.18

(1)Includes amortization of purchased intangible assets, in process R&D, transaction costs, applicable restructuring and related expenses, tax charges related to acquisition integration and pre-closing charges, such as financing costs. 2024 also includes a loss of $18 million on foreign exchange derivative contracts entered into by the company prior to the acquisition of StreamSets and webMethods from Software AG.
(2)Includes amortization of prior service costs, interest cost, expected return on plan assets, amortized actuarial gains/losses, the impacts of any plan curtailments/settlements and pension insolvency costs and other costs.
(3)Tax impact on operating (non-GAAP) pre-tax income from continuing operations is calculated under the same accounting principles applied to the As Reported pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.

INTERNATIONAL BUSINESS MACHINES CORPORATION
U.S. GAAP TO OPERATING (Non-GAAP) RESULTS RECONCILIATION
(Unaudited; Dollars in millions except per share amounts)

	Six Months Ended June 30, 2024
	Continuing Operations
	GAAP	Acquisition- Related Adjustments (1)		Retirement- Related Adjustments (2)		Tax Reform Impacts (3)		Operating (Non-GAAP)
Gross Profit	$16,692	$341		$—		$—		$17,033
Gross Profit Margin	55.2%	1.1	pts	—	pts	—	pts	56.3%
S,G&A	$9,912	$(554)		$—		$—		$9,358
Other (Income) & Expense	(550)	(68)		(194)		—		(812)
Total Expense & Other (Income)	13,399	(622)		(194)		—		12,584
Pre-tax Income from Continuing Operations	3,293	963		194		—		4,449
Pre-tax Income Margin from Continuing Operations	10.9%	3.2	pts	0.6	pts	—	pts	14.7%
Provision for/(Benefit from) Income Taxes (4)	$(112)	$255		$31		$436		$610
Effective Tax Rate	(3.4)%	6.5	pts	0.9	pts	9.8	pts	13.7%
Income from Continuing Operations	$3,405	$707		$163		$(436)		$3,839
Income Margin from Continuing Operations	11.3%	2.3	pts	0.5	pts	(1.4)	pts	12.7%
Diluted Earnings Per Share: Continuing Operations	$3.65	$0.76		$0.17		$(0.47)		$4.11

	Six Months Ended June 30, 2023
	Continuing Operations
	GAAP	Acquisition- Related Adjustments (1)		Retirement- Related Adjustments (2)		Tax Reform Impacts		Operating (Non-GAAP)
Gross Profit	$16,010	$298		$—		$—		$16,308
Gross Profit Margin	53.9%	1.0	pts	—	pts	—	pts	54.9%
S,G&A	$9,754	$(491)		$—		$—		$9,263
Other (Income) & Expense	(506)	(2)		4		—		(504)
Total Expense & Other (Income)	12,952	(493)		4		—		12,463
Pre-tax Income from Continuing Operations	3,058	791		(4)		—		3,845
Pre-tax Income Margin from Continuing Operations	10.3%	2.7	pts	0.0	pts	—	pts	12.9%
Provision for/(Benefit from) Income Taxes (4)	$543	$178		$(14)		$(115)		$593
Effective Tax Rate	17.8%	1.0	pts	(0.3)	pts	(3.0)	pts	15.4%
Income from Continuing Operations	$2,515	$613		$10		$115		$3,252
Income Margin from Continuing Operations	8.5%	2.1	pts	0.0	pts	0.4	pts	10.9%
Diluted Earnings Per Share: Continuing Operations	$2.74	$0.67		$0.01		$0.13		$3.54

(1)Includes amortization of purchased intangible assets, in process R&D, transaction costs, applicable restructuring and related expenses, tax charges related to acquisition integration and pre-closing charges, such as financing costs. 2024 also includes a loss of $68 million on foreign exchange derivative contracts entered into by the company prior to the acquisition of StreamSets and webMethods from Software AG.
(2)Includes amortization of prior service costs, interest cost, expected return on plan assets, amortized actuarial gains/losses, the impacts of any plan curtailments/settlements and pension insolvency costs and other costs.
(3)2024 includes a net benefit from discrete tax events.
(4)Tax impact on operating (non-GAAP) pre-tax income from continuing operations is calculated under the same accounting principles applied to the As Reported pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.

INTERNATIONAL BUSINESS MACHINES CORPORATION
GAAP OPERATING CASH FLOW TO ADJUSTED EBITDA RECONCILIATION
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in Billions)	2024	2023	2024	2023
Net Cash Provided by Operating Activities	$2.1	$2.6	$6.2	$6.4

Add:
Net interest expense	0.2	0.2	0.4	0.4
Provision for/(Benefit from) income taxes from continuing operations	0.4	0.4	(0.1)	0.5

Less change in:
Financing receivables	(0.9)	0.1	1.0	2.0
Other assets and liabilities/Other, net (1)	(0.4)	(0.5)	(1.5)	(1.2)

Adjusted EBITDA	$4.0	$3.7	$7.1	$6.5

(1)Other assets and liabilities/Other, net mainly consists of Operating assets and liabilities/Other, net in the Cash flow chart, workforce rebalancing charges, non-operating impacts and corporate (gains) and charges.